Spark Networks(R) Reports Second Quarter Financial Results

BEVERLY HILLS, CA -- (Marketwire - August 14, 2012) - Spark Networks, Inc. (NYSE MKT: LOV)

  Total revenue growth of 25%
  Christian Networks revenue growth of 112%
  Average paying subscribers increase 32% to 251,000

Spark Networks, Inc. (NYSE MKT: LOV), a leading provider of online personals services, today reported financial results for the second quarter ended June 30, 2012.

Q2 2012 Highlights

                                                Q2 2011          Q2 2012
                                            --------------   --------------
Revenue                                     $ 12.0 Million   $ 15.0 Million
Contribution Margin                                     46%              33%
Net Loss                                    $(0.1) Million   $(1.0) Million
Net Loss Per Share                          $        (0.00)  $        (0.05)

Management Commentary

"In the second quarter, our Christian Networks segment continued to drive the growth of our overall business, as the segment registered its fifth consecutive quarter of triple-digit year-over-year revenue and average paying subscriber(1) growth," said Greg Liberman, Spark Networks' President and Chief Executive Officer. "Powered by Christian Networks' 112% increase in revenue and 120% increase in subscribers, our total company revenue and average paying subscribers grew 25% and 32%, respectively. And, Christian Networks' nearly 138,000 average paying subscribers in the second quarter marked the seventh consecutive record-setting quarter for the segment, helping propel company-wide subscribers to a new high-water mark of more than 250,000."

"Despite our strategic decision to reduce Christian Networks marketing spend during the seasonally slower second quarter, both our revenue and subscriber bases meaningfully grew. We remain focused on further solidifying our growing leadership position in the Christian space by continuing to execute against our plan. And, to that end, we anticipate increasing our Christian Networks marketing investment, once again, in the third quarter."

"I am also pleased that our accelerated financial performance has resulted in additional visibility on Wall Street and our addition to the Russell 2000 and 3000 indices in June. Our inclusion in the Russell indices and our new investor outreach strategy significantly enhance our ability to communicate our exciting story to the broader investment community."

Q2 2012 Financial Results
Revenue in the second quarter of 2012 was $15.0 million, an increase of 25% compared to $12.0 million in the second quarter of 2011, and an increase of 3% compared to $14.6 million in the prior quarter. Growth from our Christian Networks segment drove the year-over-year and sequential gains.

Contribution(2) in the second quarter of 2012 was $4.9 million, a decrease of 10% compared to $5.5 million in the second quarter of 2011, and an increase of 36% compared to $3.6 million in the prior quarter. A 104% increase in our Christian Networks direct marketing investment was responsible for the year-over-year decline in contribution. In contrast, lower total company direct marketing investments resulted in sequential contribution growth as revenue from current period sales and the release of deferred revenue from prior period sales gained ground on our second quarter direct marketing investments.

Total cost and expenses in the second quarter of 2012 were $16.2 million, a 32% increase compared to $12.3 million in the second quarter of 2011, and a 6% decrease compared to $17.3 million in the prior quarter. Higher Christian Networks direct marketing investments accounted for the majority of the year-over-year growth in total cost and expenses while lower total company direct marketing investments accounted for the sequential decline in total cost and expenses.

Net loss in the second quarter of 2012 was $1.0 million, or $0.05 per share, compared to a net loss of $81,000 or $0.00 per share, in the second quarter of 2011 and a net loss of $1.7 million or $0.08 per share in the prior quarter.

Adjusted EBITDA(3) in the second quarter of 2012 was a loss of $592,000, compared to a profit of $432,000 in the second quarter of 2011 and a loss of $2.1 million in the prior quarter.

Average paying subscribers for the Jewish Networks, Christian Networks and Other Networks segments in the second quarter of 2012 were 250,934, an increase of 32% compared to 189,650 in the second quarter of 2011 and an increase of 4% compared to 240,706 in the prior quarter.

Segment Reporting(4)
During the first quarter of 2012, the Company changed its financial reporting to include data on two newly-defined operating segments, leaving two of the previous operating segments intact. The two new segments are Christian Networks and Other Networks. Christian Networks consists of ChristianMingle.com, ChristianMingle.co.uk, ChristianMingle.com.au, Believe.com, ChristianCards.net and DailyBibleVerse.com. Other Networks consists of Spark.com and related other General Market Web sites as well as other properties which are primarily composed of sites targeted towards various religious, ethnic, geographic and special interest groups. The composition of our Jewish Networks and Offline and Other Businesses segments remain unchanged.

                            SPARK NETWORKS, INC.
                       SEGMENT RESULTS FROM OPERATIONS
                (in thousands except subscriber information)

                                                                     Q2 '12
                                                                     v. Q2
                   Q2 2011   Q3 2011   Q4 2011   Q1 2012   Q2 2012    '11
                  --------  --------  --------  --------  --------  -------

Net Revenue
Jewish Networks   $  6,731  $  6,724  $  6,700  $  6,580  $  6,452       -4%
Christian
 Networks            3,543     4,624     4,952     6,853     7,505      112%
Other Networks       1,272     1,218     1,104     1,031       995      -22%
Offline & Other
 Businesses            449       111       105        91        94      -79%
                  --------  --------  --------  --------  --------  -------
  Total Net
   Revenue        $ 11,995  $ 12,677  $ 12,861  $ 14,555  $ 15,046       25%

Direct Marketing
 Expenses
Jewish Networks   $    865  $    936  $    929  $    801  $    647      -25%
Christian
 Networks            4,508     5,112     6,303     9,795     9,205      104%
Other Networks         763       432       354       312       251      -67%
Offline & Other
 Businesses            401        32        49        30        37      -91%
                  --------  --------  --------  --------  --------  -------
  Tot. Direct
   Mktg. Expenses $  6,537  $  6,512  $  7,635  $ 10,938  $ 10,140       55%

Contribution
Jewish Networks   $  5,866  $  5,788  $  5,771  $  5,779  $  5,805       -1%
Christian
 Networks             (965)     (488)   (1,351)   (2,942)   (1,700)     -76%
Other Networks         509       786       750       719       744       46%
Offline & Other
 Businesses             48        79        56        61        57       19%
                  --------  --------  --------  --------  --------  -------
  Total
   Contribution   $  5,458  $  6,165  $  5,226  $  3,617  $  4,906      -10%

Average Paying
 Subscribers
Jewish Networks     90,094    88,976    87,101    86,433    84,348       -6%
Christian
 Networks           62,764    81,987    93,357   124,158   137,768      120%
Other Networks      36,792    34,687    31,940    30,115    28,818      -22%
                  --------  --------  --------  --------  --------  -------
  Total Avg.
   Paying
   Subscribers(5)  189,650   205,650   212,398   240,706   250,934       32%

ARPU
Jewish Networks   $  24.46  $  24.71  $  25.12  $  24.99  $  24.77        1%
Christian
 Networks            18.08     17.64     16.44     17.35     17.13       -5%
Other Networks       10.99     11.07     10.74     10.77     10.36       -6%
                  --------  --------  --------  --------  --------  -------
  Total ARPU(6)   $  19.73  $  19.59  $  19.14  $  19.27  $  18.92       -4%

Balance Sheet, Cash, Debt
As of June 30, 2012, the Company had cash and cash equivalents of $12.7 million, a decrease of 16% from $15.1 million at December 31, 2011. As of June 30, 2012, the Company had no outstanding debt.

Investor Conference Call
The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time.

Toll-Free (United States): 1-877-407-0789
International: 1-201-689-8562

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company's website at: http://www.spark.net/investor.htm.

A replay will begin approximately three hours after completion of the call and run until August 28, 2012.

Replay
Toll-Free (United States): 1-877-870-5176
International: 1-858-384-5517
Passcode: 397220

Safe Harbor Statement:
This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure; identify and consummate strategic acquisitions and integrate acquired companies or assets; obtain financing on acceptable terms; and successfully implement both cost cutting initiatives and our current long-term growth strategy. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:
The Spark Networks portfolio of consumer Web sites includes, among others, JDate®.com (www.jdate.com), ChristianMingle®.com (www.christianmingle.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and SilverSingles®.com (www.silversingles.com).

(1) "Average paying subscribers" are defined as individuals who have paid a monthly fee for access to communication and Web site features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

(2) "Contribution" is defined as revenue, net of credits and credit card chargebacks, less direct marketing. "Contribution Margin" is defined as Contribution divided by revenue, net of credits and credit card chargebacks.

(3) The Company reports Adjusted EBITDA as a supplemental measure to generally accepted accounting principles ("GAAP"). This measure is one of the primary metrics by which we evaluate the performance of our businesses, budget, forecast and compensate management. We believe this measure provides management and investors with a consistent view, period to period, of the core earnings generated from on-going operations and excludes the impact of: (i) non-cash items such as stock-based compensation, asset impairments, non-cash currency translation adjustments related to an inter-company loan and (ii) one-time items that have not occurred in the past two years and are not expected to recur in the next two years, such as the Scheme of Arrangement. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of long-lived assets, non-cash currency translation adjustments for inter-company loans and the income (loss) recognized from non-cash assets received in connection with a legal judgment.

(4) In accordance with Segment Reporting guidance, the Company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the Company's JDate.com, JDate.co.il, JDate.fr, JDate.co.uk and Cupid.co.il Web sites and their respective co-branded Web sites. The Christian Networks segment consists of the Company's ChristianMingle.com, ChristianMingle.co.uk, ChristianMingle.com.au, Believe.com, ChristianCards.net and DailyBibleVerse.com Web sites. The Other Networks segment consists of the Company's Spark.com Web site and other properties which are primarily made up of sites targeted towards various religious, ethnic, geographic and special interest groups. The Offline & Other Businesses segment consists of revenue generated from offline activities and HurryDate events and subscriptions.

(5) Total Average Paying Subscribers excludes results from the Company's HurryDate business due to its relative size.

(6) Total ARPU excludes results from the Company's HurryDate business due to its relative size. ARPU is defined as average revenue per user.

(Consolidated financial statements to follow)

                            SPARK NETWORKS, INC.
                        CONSOLIDATED BALANCE SHEETS
                     (in thousands, except share data)

                                              December 31,      June 30,
                                             --------------  --------------
                                                  2011            2012
                                             --------------  --------------
Assets
Current assets:
  Cash and cash equivalents                  $       15,106  $       12,705
  Restricted cash                                       958           1,128
  Accounts receivable                                 1,146           1,115
  Deferred tax asset - current                           44              45
  Prepaid expenses and other                          1,164             940
                                             --------------  --------------
    Total current assets                             18,418          15,933
Property and equipment, net                           2,839           3,103
Goodwill                                              8,683           8,522
Intangible assets, net                                1,900           1,912
Deferred tax asset - non-current                      5,641           6,951
Deposits and other assets                               455             174
                                             --------------  --------------
    Total assets                             $       37,936  $       36,595
                                             ==============  ==============

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                             $          952  $          928
Accrued liabilities                                   4,046           3,661
Deferred revenue                                      5,723           6,828
Deferred tax liability - current                        203             203
                                             --------------  --------------
  Total current liabilities                          10,924          11,620
Deferred tax liability                                1,219           1,262
Other liabilities non-current                         1,141           1,141
                                             --------------  --------------
  Total liabilities                                  13,284          14,023
Commitments and contingencies
Stockholders' equity:
Authorized capital stock consists of
 100,000,000 shares of Common Stock, $0.001
 par value; issued and outstanding:
 20,594,670 shares at December 31, 2011 and
 20,675,216 shares at June 30, 2012:                     21              21
  Additional paid-in-capital                         53,014          53,657
  Accumulated other comprehensive income                672             663
  Accumulated deficit                               (29,055)        (31,769)
                                             --------------  --------------
  Total stockholders' equity                         24,652          22,572
                                             --------------  --------------
    Total liabilities and stockholders'
     equity                                  $       37,936  $       36,595
                                             ==============  ==============

                            SPARK NETWORKS, INC.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
              (unaudited, in thousands, except per share data)

                               Three Months Ended       Six Months Ended
                                    June 30,                June 30,
                             ----------------------  ----------------------
                                2011        2012        2011        2012
                             ----------  ----------  ----------  ----------

Revenue                      $   11,995  $   15,046  $   22,955  $   29,601

Cost and expenses:
  Cost of revenue (exclusive
   of depreciation shown
   separately below)              7,347      10,976      13,162      22,824
  Sales and marketing               837         983       1,737       1,956
  Customer service                  449         622         910       1,235
  Technical operations              336         355         750         705
  Development                       679         844       1,424       1,690
  General and administrative      2,199       2,052       4,562       4,290
  Depreciation                      346         413         636         816
  Amortization of intangible
   assets                            93           0         191          13
                             ----------  ----------  ----------  ----------
Total cost and expenses          12,286      16,245      23,372      33,529

Operating loss                     (291)     (1,199)       (417)     (3,928)
Interest expense (income) and
 other, net                         (45)        113        (102)        (14)
                             ----------  ----------  ----------  ----------
Loss before income taxes           (246)     (1,312)       (315)     (3,914)
Benefit for income taxes           (165)       (311)        (50)     (1,200)
                             ----------  ----------  ----------  ----------
Net loss                     $      (81) $   (1,001) $     (265) $   (2,714)
                             ==========  ==========  ==========  ==========

Net loss per share--basic and
 diluted                     $    (0.00) $    (0.05) $    (0.01) $    (0.13)
                             ==========  ==========  ==========  ==========
Weighted average shares
 outstanding - basic and
 diluted                         20,589      20,625      20,588      20,611
                             ==========  ==========  ==========  ==========

     Stock-based compensation:
          (in thousands)
                                   Three Months Ended     Six Months Ended
                                        June 30,              June 30,
                                  --------------------  --------------------
                                     2011       2012       2011       2012
                                  ---------  ---------  ---------  ---------
Cost of revenue                   $       2  $       2  $       4  $       4
Sales and marketing                      14         18         48         38
Customer service                          0          1          0          1
Technical operations                     27         30         58         60
Development                              10         10         22         21
General and administrative              226        138        408        279

  Reconciliation of Net Loss
      to Adjusted EBITDA:      Three Months Ended       Six Months Ended
        (in thousands)              June 30,                June 30,
                             ----------------------  ----------------------
                                2011        2012        2011        2012
                             ----------  ----------  ----------  ----------

Net loss                     $      (81) $   (1,001) $     (265) $   (2,714)
Interest                             45          15          76          27
Taxes                              (165)       (311)        (50)     (1,200)
Depreciation                        346         413         636         816
Amortization                         93           -         191          13
                             ----------  ----------  ----------  ----------
EBITDA                              238        (884)       (588)     (3,058)
Stock-based compensation            279         199         540         403
Non-cash currency translation
 adjustments                        (85)        244        (169)        119
Non-repetitive property
 possession                           -        (151)          -        (151)
                             ----------  ----------  ----------  ----------
Adjusted EBITDA              $      432  $     (592) $      959  $   (2,687)
                             ==========  ==========  ==========  ==========

For More Information
Investors:
Addo Communications
Laura Foster, Kimberly Esterkin
lauraf@addocommunications.com
kimberlye@addocommunications.com
310-829-5400